EXHIBIT 99.1

Aaron’s, Inc. Announces Senior Leadership Team

Gilbert L. Danielson to be Succeeded by Steven A. Michaels as Chief Financial Officer

Douglas A. Lindsay to Join as President of Aaron’s Sales & Lease Ownership

ATLANTA (January 19, 2016) – Aaron’s, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of furniture, consumer electronics, home appliances and accessories, today announced Aaron’s senior leadership team, led by Chief Executive Officer John W. Robinson, to position the Company for continued growth and success:

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Gilbert L. Danielson will step down as Chief Financial Officer. Until his retirement at the end of 2016, Danielson will remain Executive Vice President, serving as a senior advisor to the leadership team and managing certain strategic projects.

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Steven A. Michaels, President, has been named Aaron’s Chief Financial Officer and President of Strategic Operations. In addition to his responsibilities as Chief Financial Officer, Michaels will be responsible for several key business functions, including e-commerce, franchising, information technology, business development and manufacturing.

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Douglas A. Lindsay, former Executive Vice President and Chief Operating Officer of ACE Cash Express, Inc., has been named President of Aaron’s Sales & Lease Ownership. He will be responsible for overseeing Aaron’s store-based business, comprised of more than 1,200 Company-operated stores and over $2.0 billion in revenues. His responsibilities will include operations, marketing, merchandising and real estate.

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Robert W. Kamerschen, Executive Vice President, General Counsel and Corporate Secretary, will also assume the role of Chief Administrative Officer. He will be responsible for legal, compliance, corporate governance, risk management, government relations, external affairs, privacy and physical security.

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Tristan J. Montanero, Senior Vice President of Operations, has been named Chief Operations Officer of Aaron’s Sales & Lease Ownership. Montanero will have responsibility for Company-operated store operations and field employees, as well as the HomeSmart division.

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Ryan K. Woodley will continue to serve as Chief Executive Officer of Progressive Leasing (“Progressive”), a leading virtual lease-to-own company, which Aaron’s acquired in 2014. He also remains responsible for overseeing Dent-A-Med, Inc., a subsidiary of Progressive, which Aaron’s acquired in 2015.

With the exception of Lindsay, who will join Aaron’s on February 1, 2016, these appointments are effective February 18, 2016. Michaels, Lindsay, Kamerschen and Woodley will report to John Robinson. Montanero will report to Lindsay.

“We have a talented senior leadership team in place which combines the institutional knowledge of Aaron’s with new perspectives and relevant outside expertise,” said John Robinson. “We believe this team has the passion, skills and experience to continue driving Aaron’s forward and ensure long-term success.”

“John has brought together a terrific team that represents the next generation of leadership at Aaron’s,” said Ray M. Robinson, Chairman of Aaron’s Board of Directors. “This team has deep Company and industry experience, as well as a unique understanding of fast-growing areas of the business like e-commerce and virtual lease-to-own.”

“On behalf of the Aaron’s Board and the entire Aaron’s team, I want to thank Gil for his countless contributions during his many years of service,” continued Ray Robinson. “He has been the role model of consistency and stability at Aaron’s and his leadership has been instrumental to our success. We look forward to his continued counsel and friendship, and appreciate his remaining at Aaron’s through 2016 to ensure a smooth transition in the CFO role.”

With his deep financial and institutional knowledge, Danielson has been a strong and highly respected leader for Aaron’s – both internally and externally – for more than two decades. In addition to his 26-year tenure as Chief Financial Officer, Danielson served as a Director on Aaron’s Board for more than 20 years and as the Company’s interim Chief Executive Officer in 2014. As a testament to his many achievements, Danielson was recognized as “CFO of the Year - Large Public Company” by the Atlanta Business Chronicle in 2015.

“It has been a privilege to serve Aaron’s and work alongside such a dedicated and talented team,” said Danielson. “I am extremely proud of the Company’s impressive accomplishments during my career at Aaron’s. Steve and I have worked together for more than 20 years and I am confident he is the best person to take my place as CFO. I look forward to continuing to work closely with Steve, the Board and the management team to ensure a seamless transition.”

“We are excited to welcome Douglas to this high caliber team,” said John Robinson. “His strong multi-unit retail experience will be extremely valuable to Aaron’s. I am confident he will have a significant positive impact on our sales and lease ownership business.”

“Steve is an industry veteran with an excellent track record at Aaron’s and is highly regarded by our employees and franchisees, as well as the financial community,” continued John Robinson. “His familiarity with and understanding of all aspects of our Company make him uniquely qualified for this new role, and we look forward to his continued contributions.”

“I am thrilled about my new role at Aaron’s and want to thank Gil for his mentorship,” said Michaels. “I look forward to working with the team to execute on our ongoing initiatives to strengthen the Company’s financial and operational performance. Together, we are committed to realizing Aaron’s full potential and creating value for all of our stakeholders.”

About John W. Robinson

John Robinson, 43, currently serves as Aaron’s Chief Executive Officer and is a member of the Aaron’s Board of Directors. He was appointed Chief Executive Officer of Aaron’s in November 2014. Robinson joined the Company in 2014 when Aaron’s acquired Progressive, where he served as Chief Executive Officer. Prior to joining Progressive, Robinson was President and Chief Operating Officer of TMX Finance LLC (dba TitleMax). He joined TMX as Chief Operating Officer in 2004 and was appointed President in 2008. Prior to TMX, he worked in the investment banking groups at Morgan Stanley, Lehman Brothers and Wheat First Butcher Singer. He received an M.B.A from the Tuck School of Business at Dartmouth College and a B.A. in Economics from Washington and Lee University. He is also a Chartered Financial Analyst.

About Steven A. Michaels

Steve Michaels, 44, currently serves as Aaron’s President. In this role, Michaels successfully developed and implemented strategies to strengthen the Company’s core business and was responsible for launching the Aaron’s e-commerce business. Prior to being named President, Michaels was VP, Strategic Planning and Business Development, and was instrumental in the planning, execution and integration of the Progressive acquisition in 2014. Since joining Aaron’s in 1995, Michaels has held various roles within the organization, starting in audit and progressing through the franchise and finance departments. Michaels has served in senior financial roles at Aaron’s, including at the parent company level and within the sales and lease ownership and franchise businesses, where his responsibilities have included maintaining banking relationships and executing equity and debt offerings. Michaels received an M.B.A. from Georgia State University and a B.S. in Business Administration from the University of Florida. He is also a Certified Public Accountant.

About Douglas A. Lindsay

Douglas Lindsay, 45, has more than 20 years of experience leading companies in the financial services and real estate industries. Prior to joining Aaron’s, Lindsay spent 10 years at ACE Cash Express, a leading financial services provider, specializing in short-term consumer loans, bill pay, and prepaid debit card services, as well as the largest owner operator of check cashing stores in the United States. At ACE Cash Express, he served in roles of increasing responsibility within the finance department, including Chief Financial Officer, until he was named Chief Operating Officer in 2012. In this role, Lindsay led all retail operations, products, marketing, merchandising and support functions, and was a key member of an executive team that consistently grew revenue and drove improved margins. Prior to joining ACE Cash Express, Lindsay was Vice President of Finance at Regus, Plc / HQ Global Workplaces, Inc., where he was responsible for financial planning and analysis, business intelligence, investor relations and mergers and acquisitions. Lindsay received an M.B.A. from the Cox School of Business at Southern Methodist University and a B.S. in Business Administration and Accounting from Washington and Lee University.

About Robert W. Kamerschen

Robbie Kamerschen, 47, currently serves as Aaron’s Executive Vice President, General Counsel and Corporate Secretary. Kamerschen has more than 20 years of legal experience and has been instrumental in enhancing Aaron’s government relations, corporate governance and legal functions. Prior to joining Aaron’s in 2013, he was U.S. Chief Counsel, Senior Vice President of Government Relations and Chief Compliance Officer at Equifax and, earlier in his career, Kamerschen served in executive positions with ChoicePoint and EzGov, and was an attorney in the Atlanta office of Troutman Sanders LLP. Kamerschen received a J.D. from the University of Georgia School of Law and a B.A. in Political Science from Stanford University.

About Ryan K. Woodley

Ryan Woodley, 39, has served as CEO of Progressive since 2015. Woodley joined Progressive in 2013 as the Company’s Chief Operating Officer and Chief Financial Officer and also played an important part in Aaron’s acquisition of Progressive in 2014. He also led the acquisition of Dent-A-Med, a subsidiary of Progressive, which Aaron’s acquired in 2015. Prior to joining Progressive, he served as Chief Operating Officer and Chief Financial Officer at DigiCert, a digital security certificate provider which was sold to TA Associates in 2012. Before DigiCert, he was a principal at Polaris Partners, a $4 billion private equity firm based in Boston. Prior to Polaris, Woodley was a strategy consultant at the Monitor Group in Cambridge, Massachusetts, where he worked on a range of strategic and operating engagements for Fortune 500 clients across several industries. Woodley received an M.B.A. from Harvard Business School and a B.S. in Electrical Engineering from Brigham Young University.

About Tristan J. Montanero
Tristan Montanero, 44, currently serves as Aaron’s Senior Vice President of Operations. In this role, he is responsible for the Eastern half of Aaron’s store operations and the HomeSmart division, as well as overseeing operations support, Aaron’s fulfillment system and fleet management. Montanero’s deep understanding of the multi-unit, lease-to-own industry has enabled him to progress professionally at Aaron’s since joining the Company in 1994. Throughout his career at Aaron’s, Montanero has received significant recognition, including multiple “Top 5 Division of the Year” awards and “Regional Manager of the Year,” among others. Montanero has a B.S. in Business Management from the University of Florida.

About Aaron's, Inc.

Headquartered in Atlanta, Aaron's, Inc. (NYSE: AAN) is a leader in the sales and lease ownership and specialty retailing of furniture, consumer electronics, home appliances and accessories, and currently has more than 2,000 Company-operated and franchised stores in 47 states and Canada. Progressive Leasing, a leading virtual lease-to-own company, provides lease-purchase solutions through approximately 16,000 retail locations in 46 states. Dent-A-Med, Inc., d/b/a the HELPcard®, is offered through over 1,400 locations and provides a variety of second-look credit products that are originated through a federally insured bank. Aaron's was founded in 1955, has been publicly traded since 1982 and owns the Aarons.com, ShopHomeSmart.com, ProgLeasing.com, and HELPcard.com brands. For more information, visit www.aarons.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron's, Inc.'s business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may," "expect," "forecast," "guidance," "intend," "believe," "could," "project," "estimate," "anticipate," "should" and similar terminology. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, legal and regulatory proceedings, customer privacy, information security, customer demand, the integration of the Progressive acquisition, the execution and results of our new strategy, risks related to Progressive's "virtual" lease-to-own business with which the Company may be unfamiliar, and the other risks and uncertainties discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as updated in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015. Statements in this press release that are "forward-looking" include our statements regarding the positive impact the Company’s new senior leadership team will have on the Company going forward. You are cautioned not to place undue reliance on this or any other forward -looking statements contained in this press release, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Contacts
Aaron’s, Inc.
Garet Hayes, Director of Public Relations
678-402-3863
garet.hayes@aarons.com